Exhibit 6.13

FIRST AMENDMENT TO

THE OPTION TO EXCLUSIVE LICENSE AGREEMENT

THIS FIRST AMENDMENT TO THE OPTION TO EXCLUSIVE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of May 26, 2020, by and between Energy Exploration Technologies, Inc. a Commonwealth of Puerto Rico corporation with its principal place of business at 100 Green Villas Dr. #21, Dorado, Puerto Rico 00646 (the “Company”), and The University of Texas at Austin (“UT Austin”) on behalf of the Board of Regents of the University of Texas System, an agency of the State of Texas, whose address is 3925 W. Braker Lane, Suite 1.9A (R3500), Austin, Texas 78759. Each party may each be referred to as a “Party” and collectively as, the “Parties.” Capitalized terms used herein without definition shall have the meanings given to them in the Patent License Agreement.

Background

WHEREAS, the Parties entered into an exclusive option for a patent license agreement (UT Agreement #1906201) (“Option”), effective as of May 31, 2019, and

WHEREAS, UT Austin is the Managing Party of an Inter-Institutional Agreement (“IIA”) entered into between UT Austin, Monash University (ABN 12 377 614 012), a body corporately established by the Monash University Act 1958 (Vic), (“Monash”) and The Commonwealth Scientific and Industrial Research Organization (“CSIRO”), whose head office address is GPO Box 1700, Canberra ACT 2601, Australia, giving UT Austin the full authority to mutually amend the Option with the Company, and

WHEREAS, the Parties wish to amend and update certain aspects of the Option.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Amendment and other good and valuable consideration, the sufficiency of which are acknowledged, the Parties agree as follows

1.	Section 5.4 is hereby deleted and replaced with the following:

5.4 If not terminated earlier, this Agreement shall terminate on the first anniversary plus three (3) months of the Effective Date. If Optionee has entered into a sponsored research agreement to support Program research at UT Austin, who may subcontract with the other Institutions, in the amount of at least one hundred fifty thousand dollars ($150,000) (the “Sponsored Research”), then this Option shall automatically be extended for the term of such sponsored research agreement, or for twelve additional months following the termination date described herein, whichever is shorter.

2.	A new Section 9.9 is hereby added as follows:

9.9 Force Majeure. Delays in, or failure of, performance of any Party will not constitute default, or trigger any claim for damages, if and to the extent such damages are caused by occurrences beyond the control of the Parties or Party affected, including, but not limited to, acts of God, pandemics, fires, floods, explosions, riots, war, rebellion, sabotage, government acts, or failure of governmental authority to issue necessary licenses or approvals (a “Force Majeure Event”). The Party whose performance is affected by the Force Majeure Event shall promptly give written notice to the other Party of the occurrence of the Force Majeure Event, together with an estimate of the anticipated delay. In the event of a Force Majeure Event, the affected Party shall use all reasonable efforts to mitigate the effects of the Force Majeure Event and to resume performance of its obligations as soon as practicable.

3.	In Schedule A, Patent License Agreement Key Terms, Section 2.4, Diligence Milestones is hereby amended as follows:

All Deadlines for Section 2.4 Milestone Events are hereby extended by three (3) months from the dates listed immediately prior to this amendment, that is, from June 30 to September 30 of the years listed for each Milestone Event.

4.	A new section 2.3(d) is hereby added to Exhibit C: Patent License Agreement, as follows:

(d)	for any patents based on the Monash IP “Crown Ether” Tech ID WS2019-023:

i)        If Licensor or a third party discovers that the Intellectual Property Rights are useful for an application covered by the Licensed Field but for which Licensed Products have not been developed or are not currently under development by Licensee or a sublicensee, then Licensor shall give written notice to the Licensee, except for: 1) information that is subject to restrictions of confidentiality with third parties, and 2) information which originates with Licensor personnel who do not assent to its disclosure to Licensee.

ii)        Within ninety (90) days following Licensee’s receipt of Licensor’s notification, Licensee shall give Licensor written notice stating whether Licensee elects to develop Licensed Products for the application. If Licensee elects to develop and commercialize the proposed products for the new application, Licensee shall provide Licensor with a commercial development plan for the new application, including commercial milestones. Agreed upon milestones shall be incorporated by amendment as new diligence milestones for such application.

iii)        If Licensee elects not to develop and commercialize the proposed products for use in the new application, Licensor may seek third parties to develop and commercialize the proposed products for the new application. If Licensor identifies such a third party, it shall refer such third party to Licensee. If the third party requests a sublicense under this Agreement, then the Licensee shall report the request to Licensor within thirty (30) days from the date of such written request. If the Licensee refuses to grant a sublicense to the third party within sixty (60) days of such written request, then within thirty (30) days after such refusal, the Licensee shall submit to Licensor a report specifying the license terms proposed by the third party and written justification for the Licensee’s refusal to grant the proposed sublicense. If Licensor, at its sole discretion, determines that the terms of the sublicense proposed by the third party are reasonable under the totality of the circumstances, taking into account the Licensee’s Products in development, then Licensor shall have the right to grant to the third party a license to make, have made, use, sell, offer for sale, and import Licensed Product for use in the Licensed Field at substantially the same terms as proposed to Licensee by the third party, with royalty rates that are at least equal to those paid by Licensee.

5.	Effectiveness. This Amendment shall be effective on the date hereof.

6.	Miscellaneous

(a)        In the event that any one or more of the provisions contained in this Amendment are, for any reason, held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

(b)        From and after the effective date hereof, all references to the Option shall be deemed to be references to the Option as amended by this Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ON BEHALF OF UT AUSTIN

By:
Name:

Les
Nichols

Title:
Director

Date: 2020-06-02 | 11:25:47 PDT
ENERGY EXPLORATION TECHNOLOGIES, INC.

By:
Name:
Teague Egan

Title:
CEO

Date: May 30, 2020

Certificate Of Completion

Envelope Id: 29F197EB072641668BD28530FF74AF3C		Status: Completed

Subject: Please DocuSign: Amendment to Exclusive Option and PLA PA1906202_partially executed.pdf

Source Envelope:

Document Pages: 4	Signatures: 1	Envelope Originator:

Certificate Pages: 2	Initials: 0	Roxanne Rodriguez

AutoNav: Enabled EnvelopeId Stamping: Enabled Time Zone: (UTC-06:00) Central Time (US & Canada)		1 University Station Austin, TX 78712 rr43336@eid.utexas.edu IP Address: 128.62.216.88
Record Tracking

Status: Original 6/2/2020 1:14:13 PM	Holder: Roxanne Rodriguez rr43336@eid.utexas.edu	Location: DocuSign
Signer Events	Signature	Timestamp

Les Nichols ln473@eid.utexas.edu Director University of Texas at Austin Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign	Signature Adoption: Pre-selected Style Using IP Address: 136.49.187.36	Sent: 6/2/2020 1:19:03 PM Viewed: 6/2/2020 1:25:31 PM Signed: 6/2/2020 1:25:47 PM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

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Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Christopher Wohlgamuth chw58@eid.utexas.edu University of Texas at Austin Security Level: Email, Account Authentication (None)		Sent: 6/2/2020 1:19:03 PM Viewed: 6/2/2020 1:20:49 PM

Electronic Record and Signature Disclosure:

Not Offered via DocuSign

Teague Egan

teague@energyx.com

Security Level: Email, Account Authentication (None)

Electronic Record and Signature Disclosure:

Not Offered via DocuSign

Sent: 6/2/2020 1:19:03 PM Viewed: 6/2/2020 11:05:10 PM

Witness Events	Signature	Timestamp

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Envelope Summary Events	Status	Timestamps

Envelope Sent	Hashed/Encrypted	6/2/2020 1:19:03 PM

Certified Delivered	Security Checked	6/2/2020 1:25:32 PM

Signing Complete	Security Checked	6/2/2020 1:25:47 PM

Completed	Security Checked	6/2/2020 1:25:47 PM

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